UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

ProUroCare Medical Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., Suite 101, Eden Prairie, Minnesota 55416
(Address of Principal Executive Offices) (Zip Code)

(952) 476-9093
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreements

On May 12, 2011, ProUroCare Medical Inc. (the “Company”) established a $100,000 line of credit with Central Bank.  The line of credit will expire on May 12, 2012.  Principal amounts borrowed against the line of credit will bear interest at the prime rate plus 1.0%, with a minimum rate of 6.0% (currently 6%).  The line of credit is guaranteed by Bruce Johnson, who was granted a subordinated security interest in the Company’s assets until the line of credit is repaid and expires or otherwise terminates.  On May 16, 2011, the Company drew down $65,000 of the line of credit.

Item 2.03  Creation of a Direct financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Company

See Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ProUroCare Medical Inc.

Date: May 17, 2011	By	/s/ Richard C. Carlson
Richard C. Carlson Chief Executive Officer